Ferrellgas, Inc and Subsidiaries
Consolidated Balance Sheets as of July 31, 2000 and 1999, and Independent Auditors' Report

                                           INDEX TO BALANCE SHEETS

                                                                                                      Page


         Independent Auditors' Report............................................................................2

         Consolidated Balance Sheets - July 31, 2000 and July 31, 1999...........................................3

         Notes to Consolidated Balance Sheets....................................................................4



INDEPENDENT AUDITORS' REPORT

Board of Directors
Ferrellgas, Inc. and Subsidiaries
Liberty, Missouri

We have audited the accompanying consolidated balance sheets of Ferrellgas, Inc. and subsidiaries (the "Company") as of July 31, 2000 and 1999. These balance sheets are the responsibility of the Company's management. Our responsibility is to express an opinion on these balance sheets based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the balance sheets are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheets. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated balance sheets present fairly, in all material respects, the financial position of the Company as of July 31, 2000 and 1999, in conformity with accounting principles generally accepted in the United States of America.





DELOITTE & TOUCHE LLP
Kansas City, Missouri
September 16, 2000

                        FERRELLGAS, INC. AND SUBSIDIARIES
             (a wholly-owned subsidiary of Ferrell Companies, Inc.)

                           CONSOLIDATED BALANCE SHEETS
                        (in thousands, except share data)





                                                                                       July 31,       July 31,
ASSETS                                                                                   2000           1999
                                                                                     -------------  -------------

Current Assets:
  Cash and cash equivalents                                                              $ 16,007       $ 35,713
  Accounts and notes receivable (net of allowance for doubtful
     accounts of $2,388 and $1,296 in 2000 and 1999, respectively)                         89,801         58,380
  Inventories                                                                              71,979         24,645
  Prepaid expenses and other current assets                                                 8,275          6,780
                                                                                       -------------  -------------
    Total Current Assets                                                                  186,062        125,518

Property, plant and equipment, net                                                        583,342        477,494
Intangible assets, net                                                                    501,836        369,101
Other assets, net                                                                          10,425          8,473
                                                                                     -------------  -------------

    Total Assets                                                                       $1,281,665       $980,586
                                                                                     =============  =============



LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIENCY)

Current Liabilities:
  Accounts payable                                                                       $ 95,264       $ 60,754
  Other current liabilities                                                                77,714         48,443
  Short-term borrowings                                                                    18,342         20,486
                                                                                     -------------  -------------

    Total Current Liabilities                                                             191,320        129,683

Long-term debt                                                                            718,118        583,840
Deferred income taxes                                                                       1,931          2,150
Other liabilities                                                                          16,176         12,144
Contingencies and commitments (Note F)                                                    -              -
Minority interest                                                                         179,786        -
Parent investment in subsidiary                                                           228,300        269,069

Stockholder's Equity (Deficiency):
  Common stock, $1 par value;
   10,000 shares authorized; 990 shares issued                                                  1              1
  Additional paid-in-capital                                                               13,361         13,288
  Note receivable from parent                                                            (146,102)      (148,286)
  Retained earnings                                                                        78,774        119,502
  Accumulated other comprehensive income                                                  -                 (805)
                                                                                      -------------  -------------
    Total Stockholder's Equity (Deficiency)                                               (53,966)       (16,300)
                                                                                     -------------  -------------

    Total Liabilities and Stockholder's Equity (Deficiency)                            $1,281,665       $980,586
                                                                                     =============  =============


                    See notes to consolidated balance sheets.

                                      3


                        FERRELLGAS, INC. AND SUBSIDIARIES
             (a wholly-owned subsidiary of Ferrell Companies, Inc.)

                   NOTES TO CONSOLIDATED BALANCE SHEETS

A.   Partnership Organization and Formation

     The accompanying consolidated balance sheets and related notes present the consolidated financial position of Ferrellgas, Inc. (the "Company"), its subsidiaries and its partnership interest in Ferrellgas Partners, L.P and subsidiaries. The Company is a wholly-owned subsidiary of Ferrell Companies, Inc. ("Ferrell" or "Parent").

     On July 5, 1994, Ferrellgas Partners, L.P. (the "Partnership" or "MLP") completed an initial public offering of Common Units representing limited partner interests (the "Common Units"). Ferrellgas Partners, L.P. was formed April 19, 1994, owning a 99% limited partner interest in Ferrellgas, L.P. (the "Operating Partnership" or "OLP"). Ferrellgas Partners, L.P. was formed to acquire and hold a limited partner interest in the Operating Partnership. The Operating Partnership was formed to own and operate the propane business and substantially all of the assets of the Company. Both are Delaware limited partnerships, and are collectively known as the Partnership.

     Concurrent with the closing of the offering, the Company contributed all of its propane business and assets to the Partnership in exchange for 1,000,000 Common Units, 16,593,721 Subordinated Units and Incentive Distribution Rights as well as a 2% general partner interest in the Partnership and the Operating Partnership on a combined basis. Effective August 1, 1999, the Subordinated Units converted to Common Units, because certain financial tests, among others, were satisfied by the Partnership for each of the three consecutive four quarter periods ended on July 31, 1999.

     In July 1998, the Company transferred its entire limited partnership ownership of the MLP to Ferrell. Also during July 1998, 100% of the outstanding common stock of Ferrell was purchased from Mr. James E. Ferrell and his family by a newly established leveraged employee stock ownership trust (the "ESOT") established pursuant to the Ferrell Companies, Inc. Employee Stock Ownership Plan (the "ESOP"). The purpose of the ESOP is to provide employees of the Company an opportunity for ownership in Ferrell and indirectly in the Partnership. As contributions are made by Ferrell to the ESOP in the future, shares of Ferrell are allocated to employees' ESOP accounts. As a result of these transactions, the Parent no longer intends to repay its intercompany note with the Company. The Note Receivable from Parent is therefore reported in Stockholder's Equity as of July 31, 2000 and 1999.

     As a result of the 100% change in ownership of Ferrell, effective July 17, 1998, the Company established a new basis in the net assets of the Company based on the purchase price paid by the ESOT for the common stock of its parent, Ferrell. The new basis in the equity of the Company was established at $10,000,000, which resulted in an increase in the basis of property, plant and equipment of $73,692,000 and goodwill of $198,620,000. Amortization on the goodwill, related to the purchase price allocation, is calculated using the straight-line method based on an estimated useful life of forty years.

    On June 5, 2000, the MLP's and the OLP's Partnership Agreement was amended to allow the General Partner to have an option in maintaining its 1% general partner interest concurrent with the issuance of other additional equity. Additionally, the General Partner's interest in the MLP's Common Units was converted from a General Partner interest to General Partner units.

B.  Summary of Significant Accounting Policies

    (1) Nature of operations: The Company's operations are limited to those activities associated with the Partnership. The Partnership is engaged primarily in the sale, distribution, and marketing of propane and other natural gas liquids throughout the United States. The retail market is seasonal because propane is used primarily for heating in residential and commercial buildings. The Partnership serves more than 1,100,000 residential, industrial/commercial and agricultural customers.

    (2) Accounting estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United
    States of America ("GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the balance sheets. Actual results could differ from these estimates. Significant estimates impacting the balance sheets include reserves that have been established for product liability and other claims.

    (3) Principles of consolidation: The consolidated balance sheets include the accounts of the Company, its subsidiaries and the Partnership. The minority interest includes limited partner interests in the MLP's common units held by the public and in fiscal year 2000 the MLP's Senior Common Units held by The Williams Companies, Inc. ("Williams") (See Notes G and L). The 50% and 57% limited partner interest in 2000 and 1999, respectively, owned by Ferrell is reflected as "Parent investment in subsidiary" in the accompanying balance sheets. All material inter-company balances have been eliminated.

    (4) Cash and cash equivalents: The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

    (5) Inventories: Inventories are stated at the lower of cost or market using average cost and actual cost methods.

    (6) Property, plant and equipment and intangible assets: Property, plant and equipment are stated at cost less accumulated depreciation. Expenditures for maintenance and routine repairs are expensed as incurred. Depreciation is calculated using the straight-line method based on the estimated useful lives of the assets ranging from two to thirty years. Intangible assets, consisting primarily of customer lists, trademarks, assembled workforce, goodwill, and non-compete notes, are stated at cost, net of amortization calculated using the straight-line method over periods ranging from 5 to 40 years. The Company, using its best estimates based on reasonable and supportable assumptions and projections, reviews for impairment of long-lived assets and certain identifiable intangibles to be held and used whenever events or changes in circumstances indicate that the carrying amount of its assets might not be recoverable, and has concluded no financial statement adjustment is required.

    (7) Accounting for derivative commodity contracts: The Company enters into commodity forward and futures purchase/sale agreements and commodity options involving propane and related products which are used for risk management purposes in connection with its trading activities. To the extent such contracts are entered into at fixed prices and thereby subject the Company to market risk, the contracts are accounted for using the fair value method. Under the fair value method, derivatives are carried on the balance sheet at fair value with changes in that value recognized in earnings. The Company also enters into commodity options involving propane and related products to hedge its product cost risk. Any changes in the fair value of hedge positions are deferred and recognized as an adjustment to the overall purchase price of product in the settlement month.

    (8) Income taxes: For the tax years ended prior to July 31, 1999, the Company filed consolidated Federal income tax returns with its parent and affiliates. Income taxes were computed as though each company filed its own income tax return in accordance with the Company's tax sharing agreement. Deferred income taxes are provided as a result of temporary differences between financial and tax reporting as described in Note E, using the asset/liability method. See Note E for the accounting treatment for deferred income taxes subsequent to the Subchapter S Corporation election that was made by Ferrell for the tax year ended July 31, 1999.

    (9) Unit and stock-based compensation: The Company accounts for its Ferrellgas, Inc. Unit Option Plan and the Ferrell Companies Incentive Compensation Plan under the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees.

    (10) Segment information: The Company has determined that it has a single reportable operating segment, which engages in the distribution of propane and related equipment and supplies.

    (11) Adoption of new accounting standards: The Financial Accounting Standards Board recently issued SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"). SFAS No. 133, as amended by SFAS No. 137 and SFAS No. 138, is required to be adopted by the Partnership beginning in the first quarter of fiscal 2001. SFAS No. 133 requires that all derivative instruments be recorded in the balance sheet at fair value. The provisions of SFAS No. 133 will impact the Company's accounting for certain options hedging product cost risk. Under the provisions of SFAS No. 133, changes in the fair value of certain positions qualifying as cash flow hedges will be recorded in accumulated other comprehensive income. Changes in the fair value of certain other positions not qualifying as hedges under SFAS No. 133 will be recorded in the consolidated statements of earnings. As a result of these changes in classification, the Company will recognize in its first quarter of fiscal 2001, gains totaling $709,000 and $299,000 in accumulated other comprehensive income and the consolidated statement of earnings, respectively. In addition, beginning in the first quarter of fiscal 2001, the Company will record subsequent changes in the fair value of positions qualifying as cash flow hedges in accumulated other comprehensive income and changes in the fair value of other positions in the consolidated statements of earnings.

    In December 1999, the staff of the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 entitled "Revenue Recognition". The bulletin, as amended, is to be adopted, no later than the fourth fiscal quarter of fiscal years commencing after December 15, 1999, with retroactive adjustment to the first fiscal quarter of that year. Management will implement this bulletin in the first quarter of fiscal 2001 and believes that it will have no material affect on the Company's financial position.

C.  Supplemental Balance Sheet Information

    Inventories consist of:

       (in thousands)                                                                     2000             1999
                                                                                      --------------   --------------
       Liquefied propane gas and related products                                           $50,868          $15,480
       Appliances, parts and supplies                                                        21,111            9,165
                                                                                      --------------   --------------
                                                                                            $71,979          $24,645
                                                                                      ==============   ==============

       In addition to inventories on hand, the Company enters into contracts to buy product for supply purposes. Nearly all of these contracts have terms of less than one year and most call for payment based on market prices at the date of delivery. All fixed price contracts have terms of less than one year. As of July 31, 2000, in addition to the inventory on hand, the Company had committed to take delivery of approximately 98,300,000 gallons at a fixed price for its future retail propane sales.


    Property, plant and equipment consist of:

       (in thousands)                                                                      2000            1999
                                                                                       -------------   --------------
       Land and improvements                                                                $40,761          $32,776
       Buildings and improvements                                                            54,794           43,577
       Vehicles                                                                              78,490           50,897
       Furniture and fixtures                                                                32,844           28,626
       Bulk equipment and district facilities                                                88,289           71,693
       Tanks and customer equipment                                                         560,397          496,378
       Other                                                                                  3,753            4,369
                                                                                       -------------   --------------
                                                                                            859,328          728,316
       Less:  accumulated depreciation                                                      275,986          250,822
                                                                                       -------------   --------------
                                                                                           $583,342         $477,494

                                                                                       =============   ==============



    Intangibles consist of:

       (in thousands)                                                                      2000            1999
                                                                                       -------------   --------------
       Customer lists                                                                      $207,478         $145,200
       Goodwill                                                                             380,474          313,437
       Non-compete agreements                                                                59,905           56,234
       Trademark                                                                             18,500          -
       Assembled workforce                                                                    9,600          -
       Other                                                                                    391              167
                                                                                       -------------   --------------
                                                                                            676,348          515,038
       Less:  accumulated amortization                                                      174,512          145,937
                                                                                       -------------   --------------
                                                                                           $501,836         $369,101
                                                                                       =============   ==============



    Other current liabilities consist of:

       (in thousands)                                                                      2000             1999
                                                                                       --------------   -------------
       Accrued interest                                                                      $21,659         $15,065
       Accrued payroll                                                                        15,073          11,821
       Other                                                                                  40,982          21,557
                                                                                       --------------   -------------
                                                                                              $77,714         $48,443
                                                                                       ==============   =============



D.   Long-term Debt

    Long-term debt consists of:

    (in thousands)                                                                       2000             1999
                                                                                     -------------     ------------
    Senior Notes
      Fixed rate, 7.16% due 2005-2013 (1)                                                $350,000         $350,000
      Fixed rate, 9.375%, due 2006 (2)                                                    160,000          160,000
      Fixed rate, 8.8%, due 2006-2009 (3)                                                 184,000           -

    Credit Agreement
      Revolving credit loans, 8.9% and 6.0%, respectively, due 2003 (4)                    11,658           58,314

     Notes payable, 7.5% and 7.3% weighted average interest rates,
      respectively, due 2000 to 2010                                                       15,988           18,154
                                                                                     -------------     ------------
                                                                                          721,646          586,468
    Less:  current portion, included in other current liabilities                           3,528            2,628
                                                                                     -------------     ------------
                                                                                         $718,118         $583,840
                                                                                     =============     ============


(1) The OLP fixed rate Senior Notes ("$350 million Senior Notes"), issued in August 1998, are general unsecured obligations of the OLP and rank on an equal basis in right of payment with all senior indebtedness of the OLP and senior to all subordinated indebtedness of the OLP. The outstanding principal amount of the Series A, B, C, D and E Notes shall be due on August 1, 2005, 2006, 2008, 2010, and 2013, respectively. In general, the Notes may not be prepaid prior to maturity at the option of the Partnership.

(2) The MLP fixed rate Senior Secured Notes ("MLP Senior Secured Notes"), issued in April 1996, will be redeemable at the option of the MLP, in whole or in part, at any time on or after June 15, 2001. The notes are secured by the MLP's partnership interest in the OLP. The MLP Senior Secured Notes bear interest from the date of issuance, payable semi-annually in arrears on June 15 and December 15 of each year. Due to a change of control in the ownership of the General Partner on July 17, 1998 as a result of the ESOP transaction described in Note A, the MLP was required, pursuant to the MLP fixed rate Senior Secured Note Indenture, to offer to purchase the outstanding MLP fixed rate Senior Secured Notes at a price of 101% of the principal amount thereof plus accrued and unpaid interest. The offer to purchase was made on July 27, 1998 and expired August 26, 1998. Upon the expiration of the offer, the MLP accepted for purchase $65,000 of the notes which were all of the notes tendered pursuant to the offer. The MLP assigned its right to purchase the notes to a third party, thus the notes remain outstanding.

(3) The OLP fixed rate Senior Notes ("$184 million Senior Notes"), issued in February 2000, are general unsecured obligations of the OLP and rank on an equal basis in right of payment with all senior indebtedness of the OLP and senior to all subordinated indebtedness of the OLP. The outstanding principal amount of the Series A, B and C Notes shall be due on August 1, 2006, 2007 and 2009, respectively. In general, the Notes may not be prepaid prior to maturity at the option of the Partnership.

(4) At July 31, 2000, the unsecured $157,000,000 Credit Facility (the "Credit Facility"), expiring June 2003, consisted of a $117,000,000 unsecured working capital, general corporate and acquisition facility, including a letter of credit facility, and a $40,000,000 revolving working capital facility. This $40,000,000 facility is subject to an annual reduction in outstanding balances to zero for thirty consecutive days. All borrowings under the Credit Facility bear interest, at the borrower's option, at a rate equal to either a) LIBOR plus an applicable margin varying from 1.25 percent to 2.25 percent or, b) the bank's base rate plus an applicable margin varying from 0.25 percent to 1.25 percent. The bank's base rate at July 31, 2000 and 1999 was 9.5% and 8.0%, respectively. To offset the variable rate characteristic of the Credit Facility, the OLP entered into a interest rate collar agreement, expiring January 2001, with a major bank limiting the floating rate portion of LIBOR-based loan interest rates on a notional amount of $25,000,000 to between 5.05% and 6.5%.

    On December 17, 1999, in connection with the purchase of Thermogas, LLC ("Thermogas acquisition") (see Note L), the OLP assumed a $183,000,000 bridge loan that was originally issued by Thermogas, LLC ("Thermogas") and had a maturity date of June 30, 2000. On February 28, 2000, the OLP issued $184,000,000 Senior Notes at an average interest rate of 8.8% in order to refinance the $183,000,000 bridge loan. The additional $1,000,000 in borrowings was used to fund debt issuance costs.

    On December 17, 1999, in connection with the Thermogas acquisition, the OLP paid off the balance remaining of $35,000,000 then outstanding on its $38,000,000 unsecured credit facility used for acquisitions, capital expenditures, and general corporate purposes. This outstanding credit facility was then terminated. On April 18, 2000, the OLP entered into an amended and restated Credit Facility with a group of financial institutions.

    Effective April 27, 2000, the Partnership entered into an interest rate swap agreement ("Swap Agreement") with Bank of America, related to the semi-annual interest payment due on the MLP Senior Secured Notes. The Swap Agreement, which expires June 15, 2006, requires Bank of America to pay an amount based on the stated fixed interest rate (annual rate 9.375%) pursuant to the MLP Senior Secured Notes equaling $7,500,000 every six months due on each June 15 and December 15. In exchange, the Partnership is required to make quarterly floating interest rate payments on the 15th of March, June, September and December based on an annual interest rate equal to the 3 month LIBOR interest rate plus 1.655% applied to the same notional amount of $160,000,000.

    At July 31, 2000 and 1999,  $18,342,000 and  $20,486,000,  respectively,  of short-term borrowings were outstanding under the credit facility and letters of credit outstanding, used primarily to secure obligations under certain insurance arrangements, totaled $36,892,000 and $32,178,000, respectively.

    The MLP Senior Secured Notes, the $350 million and $184 million Senior Notes and the Credit Facility Agreement contain various restrictive covenants applicable to the MLP and OLP and its subsidiaries, the most restrictive relating to additional indebtedness, sale and disposition of assets, and transactions with affiliates. In addition, the Partnership is prohibited from making cash distributions of the Minimum Quarterly Distribution if a default or event of default exists or would exist upon making such distribution, or if the Partnership fails to meet certain coverage tests. The Partnership is in compliance with all requirements, tests, limitations and covenants related to the Senior Secured Note Indenture and the Senior
    Note Indentures. The Senior Notes and the Credit Facility agreement have similar restrictive covenants to the Senior Note Indenture and credit facility agreement that were replaced.

    The annual principal payments on long-term debt are $3,528,000 in 2001, $2,126,000 in 2002, $1,943,000 in 2003, $2,086,000 in 2004, $2,234,000 in
    2005 and $709,729,000 thereafter.

E.  Income Taxes

     [OBJECT OMITTED]The significant components of the net deferred tax asset (liability) included in the consolidated balance sheets are as follows:


      (in thousands)                                                                    2000               1999
                                                                                    -------------      -------------
      Deferred tax liabilities:
          Partnership basis difference                                                  $(2,043)           $(2,260)
                                                                                    -------------      -------------
             Total deferred tax liabilities                                              (2,043)            (2,260)

      Deferred tax assets:
          Operating loss and credit carryforwards                                           112                110
                                                                                    -------------      -------------
            Total deferred tax assets                                                       112                110
                                                                                    -------------      -------------
      Net deferred tax liability                                                        $(1,931)           $(2,150)
                                                                                    =============      =============

     In connection with the public offering described in Note A, the Company's tax basis in the assets and liabilities contributed became its tax basis in the units received. Partnership basis differences are primarily attributable to differences in the tax and book basis of fixed assets and amortizable intangibles.

     For Federal income tax purposes, the Company has net operating loss carryforwards of approximately $102,000,000 at July 31, 2000 available to offset future taxable income. These net operating loss carryforwards expire at various dates through 2011.

     The Company's parent, Ferrell, elected Subchapter S status for federal income tax purposes, effective August 1, 1998. In conjunction with this election, Ferrell elected to treat the Company as a qualified Subchapter S subsidiary. For federal income tax purposes, the Company was deemed liquidated into the parent on July 31, 1998. As a result of these elections, Ferrell and its subsidiaries will no longer be liable for federal income tax; however, they may be liable for tax in states that do not recognize Subchapter S status. Thus, the deferred tax liability balance relating to federal income tax was eliminated and recognized as income from continuing operations during fiscal 1999.

     The Company is potentially subject to the built-in gains tax, which could be incurred on the sale of assets owned as of August 1, 1998, that have a fair market value in excess of their tax basis as of that date. However, the Company anticipates that it can avoid incurring any built-in gains tax liability through utilization of its net operating loss carryovers and tax planning relating to the retention/ disposition of assets owned as of August 1, 1998. In the event that the built-in gains tax is not incurred, the Company may not utilize the net operating loss carryforwards.

F.   Contingencies and Commitments

     The Company is threatened with or named as a defendant in various lawsuits that, among other items, claim damages for product liability. It is not possible to determine the ultimate disposition of these matters; however, management is of the opinion that there are no known claims or contingent claims that are likely to have a material adverse effect on the financial condition, results of operations or cash flows of the Company.

     On December 6, 1999, the OLP entered into, with Banc of America Leasing & Capital LLC, a $25,000,000 operating tank lease involving the sale-leaseback of a portion of the OLP's customer tanks. This operating lease has a term that expires June 30, 2003 and may be extended for two additional one-year periods at the option of the OLP, if such extension is approved by the lessor.

     On December 17, 1999, immediately prior to the closing of the Thermogas acquisition (See Note L), Thermogas entered into, with Banc of America Leasing & Capital LLC, a $135,000,000 operating tank lease involving a portion of its customer tanks. In connection with the Thermogas acquisition, the OLP assumed all obligations under the $135,000,000 operating tank lease, which has terms and conditions similar to the December 6, 1999, $25,000,000 operating tank lease discussed above.

     Effective June 2, 2000, the OLP entered into an interest rate cap agreement ("Cap Agreement") with Bank of America, related to variable quarterly rent payments due pursuant to two operating tank lease agreements. The variable quarterly rent payments are determined based upon a floating LIBOR based interest rate. The Cap Agreement, which expires June 30, 2003, requires Bank of America to pay the OLP at the end of each March, June, September and December the excess, if any, of the applicable 3 month floating LIBOR interest rate over 9.3%, the cap, applied to the total obligation due each quarter under the two operating tank lease agreements. The total obligation under these two operating tank lease agreements as of July 31, 2000 was $159,200,000.

     Certain property and equipment is leased under noncancellable operating leases which require fixed monthly rental payments and which expire at various dates through 2020. Future minimum lease commitments for such leases in the next five years are $37,166,000 in 2001, $33,882,000 in 2002,
     $28,358,000 in 2003, $7,431,000 in 2004, and $4,868,000 in 2005.

     In addition to the future minimum lease commitments, the Company plans to purchase vehicles at the end of their lease term totaling $1,364,000 in 2001, $203,000 in 2002 and $143,000 in 2003. The Partnership intends to renew other vehicle and tank leases that would have had buyouts of $452,000 in 2001, $7,057,000 in 2002, $162,569,000 in 2003, $4,981,000 in 2004 and
     $4,086,000 in 2005.

G.   Minority Interest

     The minority interest on the consolidated balance sheets includes limited partner interests in the MLP's common units held by the public and in fiscal year 2000 the MLP's Senior Common Units held by Williams. At July 31, 2000 and 1999, minority interest related to the common units owned by the public is zero as cash distributions were in excess of its basis. All distributions in excess of basis were recorded in minority interest on the consolidated statements of earnings in 2000 and 1999. Minority interest related to the Senior Common Units is $179,786,000 at July 31, 2000, which represents the sum of the book value of the units issued to Williams, the accretion of the related discount and the paid in kind distributions.

     The paid in kind distribution to Williams and the accretion of the original discount, which represents the fees paid by the Partnership related to the issuance of the Senior Common Units, is allocated to the Company based on its ownership percentage of the MLP. In fiscal year 2000, this resulted in an allocation to the Company's additional paid in capital of $111,000 for the accrued paid in kind distribution and $28,000 for the accretion of the discount.

H.   Employee Benefits

     On July 17, 1998, Ferrell formed an Employee Stock Ownership Plan ("ESOP"). Ferrell makes contributions to the ESOT which causes a release of a portion of the shares of Ferrell owned by the ESOT to be allocated to employees' accounts over time. The allocation of Ferrell shares to employee accounts causes a non-cash compensation charge to be incurred by Ferrell, equivalent to the fair value of such shares allocated.

     The Company and its parent have a defined contribution profit-sharing plan, which covers substantially all employees with more than one year of service. Contributions are made to the plan at the discretion of Ferrell's Board of Directors. With the establishment of the ESOP in July 1998, the Board of Directors suspended future contributions to the profit sharing plan beginning with fiscal year 1998. The profit sharing plan, which qualifies under section 401(k) of the Internal Revenue Code, also provides for matching contributions under a cash or deferred arrangement based upon participant salaries and employee contributions to the plan.

I.   Unit Options of the Partnership and Stock Options of Ferrell Companies,Inc.

     The Ferrellgas, Inc. Unit Option Plan (the "Unit Option Plan") currently authorizes the issuance of options (the "Unit Options") covering up to 850,000 of the MLP's units to certain officers and employees of the General Partner. Effective August 1, 1999, with the conversion of the Subordinated Units, the units covered by the options are Common Units. The Unit Options are exercisable at exercise prices ranging from $16.80 to $21.67 per unit, which was an estimate of the fair market value of the Subordinated Units at the time of the grant. The options vest immediately or over a one to five year period, and expire on the tenth anniversary of the date of the grant.

                                                                      Number      Weighted Average      Weighted
                                                                        Of         Exercise Price     Average Fair
                                                                      Units                              Value
                                                                   ------------- ------------------- ---------------
        Outstanding, July 31, 1999                                   781,025            $18.23
        Granted                                                         -                -                 -
        Forfeited                                                    (60,500)            19.38
                                                                   -------------
        Outstanding, July 31, 2000                                   720,525             18.13
                                                                   -------------
        Options exercisable, July 31, 2000                           546,875             17.57
                                                                   -------------


                                                                         Options Outstanding at July 31, 2000
                                                                   -------------------------------------------------
        Range of option prices at end of year                                       $16.80-$21.67
        Weighted average remaining contractual life                                    5.3 Years

     The Ferrell Companies, Inc. nonqualified stock option plan (the "NQP") was established by Ferrell Companies, Inc. ("Ferrell") to allow upper middle and senior level managers of the General Partner to participate in the equity growth of Ferrell and, indirectly in the equity growth of the Partnership. The shares underlying the stock options are common shares of Ferrell, therefore, there is no potential dilution of the Partnership. The Ferrell NQP stock options vest ratably in 5% to 10% increments over 12 years or 100% upon a change of control, death, disability or retirement of the participant. Vested options are exercisable in increments based on the timing of the payoff of Ferrell debt, but in no event later than 20 years from the date of issuance.

J.   Transactions with Related Parties

     The Company has two notes receivable from Ferrell on an unsecured basis due on demand. Because Ferrell no longer intends to repay the notes, the Company did not accrue interest income in fiscal years 2000 and 1999. The balances outstanding on these notes at July 31, 2000 and July 31, 1999, were $146,102,000, and $148,286,000, respectively. This net decrease in the balances in fiscal year 2000 is primarily due to the cash received by the Company from Ferrell so that the Company could make cash contributions to the MLP and the OLP. These cash contributions were made by the Company in connection with the MLP's issuance of Senior Common Units and allowed the Company to maintain its 1% and 1.0101% General Partner interest in the MLP and OLP, respectively (See Note L). As discussed in Note A, the Note Receivable from Parent is reported in Stockholder's Equity (Deficiency) as of July 31, 2000 and 1999.

     During fiscal 2000, Williams became a related party to the Company due to the Partnership's issuance of Senior Common Units to Williams (See Note L). Amounts due to Williams at July 31, 2000 were $5,045,000. Amounts due from Williams at July 31, 2000 were $13,000.

     Ferrell International Limited and Ferrell Resources, LLC, two affiliates of the Company, are owned by the General Partner's chairman of the board, chief executive officer and president James E. Ferrell. Amounts due from Ferrell International Limited at July 31, 2000 and 1999 were $1,826,000 and $2,531,000, respectively. Amounts due to Ferrell International Limited at July 31, 2000 and 1999 were $1,484,000 and $3,377,000, respectively.

K. Disclosures About Off Balance Sheet Risk, Fair Value of Financial Instruments and Derivatives

     The carrying amount of current financial instruments approximates fair value because of the short maturity of the instruments. The estimated fair value of the Company's long-term debt was $698,082,000 and $568,459,000 as of July 31, 2000 and 1999, respectively. The fair value is estimated based on quoted market prices.

     Interest Rate Collar, Cap and Swap Agreements. The Company has entered into various interest rate collar, cap and swap agreements involving, among others, the exchange of fixed and floating interest payment obligations without the exchange of the underlying principal amounts. At July 31, 2000 and 1999, total notional principal amount of the interest rate collar agreement was $25,000,000. At July 31, 2000, total notional principal amounts of the cap and swap agreements were $159,200,000 and $160,000,000, respectively. The counterparties to these agreements are large financial institutions. The interest rate collar and swap agreements subject the Company to financial risk that will vary during the life of these agreements in relation to market interest rates. The fair values for these off-balance sheet financial instruments at July 31, 2000 are as follows:
     Interest rate collar - $43,000; interest rate cap - $(258,000); and interest rate swap - $(561,000).

     Option  Commodity  Contracts.  The  Company  is a party to  certain  option
     contracts,   involving  various  liquefied  petroleum  products,  for risk management purposes in connection with its risk management activities. Certain option contracts held by the Company meet the criteria for classification as hedges of forecasted transactions that will occur in less than one year. Net gains deferred for option contracts accounted for as hedges were $1,008,000 at July 31, 2000. Contracts are executed with private counterparties and to a lesser extent on national mercantile exchanges. Open contract positions are summarized below.

     Forward, Futures and Swaps Commodity Contracts. In connection with its risk management activities, the Company is a party to certain forward, futures and swaps contracts for trading purposes. Such contracts do not meet the criteria for classification as hedge transactions. Such contracts permit settlement by delivery of the commodity. Open contract positions are summarized below (assets are defined as purchases or long positions and liabilities are sales or short positions).

                                                             As of July 31
                                             (In thousands, except price per gallon data)

                                                                                   Dirivative Commodity
                           Derivative Commodity Instruments Held for               Instruments Held for
                           Purposes Other than Trading                               Trading Purposes
                                    (Options)                                 (Forward, Futures and Swaps)
                    -------------------------------------------    ---------------------------------------------------
                           2000                    1999                     2000                        1999
                    --------------------    -------------------    -----------------------     -----------------------
                     Asset      Liab.        Asset     Liab.         Asset       Liab.           Asset       Liab.
                    -------------------    ------- ----------    ----------------------     ----------------------

 Volume
 Volume
(gallons)           107,069   (50,526)       3,245    (22,648)      6,056,726  (5,903,184)     2,814,698   (2,720,295)

 Price ((cent)/gal)  37-62      37-75        23-39      27-55         42-84      45-95           19-49        19-49


 Maturity            8/00-      8/00-       8/99-3/00 8/99-3/00       8/00-    8/00-12/01      8/99-12/01     8/99-
 Dates               12/01      12/01                                 12/01                                   12/01

 Contract
 Amounts ($)        111,688   (63,193)       10,775   (13,973)      4,528,216  (4,476,361)     1,232,209   (1,215,341)

 Fair Value ($)     113,728   (64,168)       10,941   (15,850)      4,526,076  (4,474,314)     1,337,924   (1,318,526)

 Unrealized gain
 (loss) ($)          2,040      (975)         166      (1,877)       (2,140)     2,047          105,715     (103,185)


    Risks related to these contracts arise from the possible inability of the counterparties to meet the terms of their contracts and changes in underlying product prices. The Company attempts to minimize market risk through the enforcement of its trading policies, which include total inventory limits and loss limits, and attempts to minimize credit risk through application of its credit policies.


L.  Business Combinations

    On December 17, 1999, the Partnership purchased Thermogas LLC from Williams Natural Gas Liquids, Inc., a subsidiary of The Williams Companies, Inc. At closing the Partnership entered into the following non-cash transactions: a) issued $175,000,000 in Senior Common Units to the seller, b) assumed a
    $183,000,000 bridge loan, (see Note D) and c) assumed a $135,000,000 operating tank lease (see Note F). After the conclusion of these acquisition-related transactions, including the merger of the OLP and Thermogas, the Partnership acquired $61,842,000 of cash, which remained on the Thermogas balance sheet at the acquisition date. The Partnership has paid $15,893,000 in additional costs and fees related to the acquisition between December 17, 1999 and July 31, 2000. As part of the Thermogas acquisition, the OLP agreed to reimburse Williams for the value of working capital received by the Partnership in excess of $9,147,500. On June 6, 2000, the OLP and Williams agreed upon the amount of working capital that was acquired by the Partnership on December 17, 1999. The OLP reimbursed Williams $5,652,500 as final settlement of this working capital reimbursement obligation.

     The total assets contributed to the OLP (at the Partnership's cost basis) have been preliminarily allocated as follows: (a) working capital of $14,800,000, (b) property, plant and equipment of $145,711,000, (c)
     $60,200,000 to customer list with an estimated useful life of 15 years, (d) $18,500,000 to trademarks with an estimated useful life of 15 years (e) $9,600,000 to assembled workforce with an estimated useful life of 15 years, (f) $3,071,000 to non-compete agreements with an estimated useful lives ranging from one to seven years, and (g) $65,589,000 to goodwill at an estimated useful life of 15 years. The estimated fair values and useful lives of assets acquired are based on a preliminary valuation and are subject to final valuation adjustments. The Partnership has accrued $7,033,000 in involuntary employee termination benefits and exit costs, which it expects to incur within twelve months from the acquisition date as it implements the integration of the Thermogas operations. This accrual included $5,870,000 of termination benefits and $1,163,000 of costs to exit Thermogas activities. As of July 31, 2000, the Partnership has paid $1,306,000 for termination benefits and $890,000 for exit costs. The Partnership intends to continue its analysis of the net assets of Thermogas to determine the final allocation of the total purchase price to the various assets acquired. The transaction has been accounted for as a purchase and, accordingly, the results of operations of Thermogas have been included in the consolidated financial statements from the date of acquisition.

     During the year ended July 31, 2000, the Partnership made acquisitions of two other businesses valued at $7,183,000. This amount was funded by $6,338,000 cash payments, $601,000 of non-compete notes, $46,000 in Common Units of the MLP and $198,000 in other costs and consideration.

     During the year ended July 31, 1999, the Partnership made acquisitions of 11 businesses valued at $50,049,000. This amount was funded by $43,838,000 cash payments, $199,000 in Common Units of the MLP and non-cash transactions totaling $6,012,000 which includes the issuance of non-compete notes and other costs and consideration.

     All transactions have been accounted for using the purchase method of accounting and, accordingly, the results of operations of all acquisitions have been included in the consolidated financial statements from their dates of acquisition.

M. Subsequent Event (unaudited)

     On September 26, 2000, Ferrellgas, L.P. received $20,000,000 in cash in exchange for the sale and contribution of a $25,000,000 interest in a pool of its trade accounts receivable to its newly created, wholly-owned, special purpose subsidiary, Ferrellgas Receivables, LLC. Ferrellgas Receivables, LLC then sold the interest to a commercial paper conduit of Banc One, NA in accordance with the terms of a 364 day agreement. The level of funding available from this agreement is limited to $60,000,000. In accordance with SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," ("SFAS No. 125") this transaction will initially be reflected on the financial statements as a sale of accounts receivable and contribution of capital in the first quarter of fiscal 2001. Additionally, in accordance with SFAS No. 125, Ferrellgas Receivables, LLC will be accounted for by the Partnership using the equity method of accounting, thus it results will not be consolidated into the results of the Partnership. The proceeds of these sales are less than the face amount of accounts receivable sold by an amount that approximates the purchaser's financing cost of issuing its own commercial paper backed by these accounts receivable.